Exhibit 99

Sypris Reports First Quarter Results

Gross Margins Expand; Orders up 133% at Sypris Electronics

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 20, 2020--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its first quarter ended April 5, 2020. Having completed a series of strategic initiatives over the past several years, Sypris Solutions is now better positioned to achieve long-term growth and a return to profitable operations. These steps have included reducing and realigning the Company’s cost structure while diversifying its book of business in terms of both customers and markets.

Results for the first quarter of 2020 fundamentally reflected these expectations, with year-over-year gains in gross margin and operating income. However, the Company began to experience lower revenue late in the first quarter due to the global economic impact of the COVID-19 pandemic. The Company expects this impact to increase during the coming months.

HIGHLIGHTS

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  The Company’s first quarter revenue increased 14.6% compared to the prior-year quarter and increased 3.7% sequentially as shipments from new programs increased for both segments of the business.
  The Company’s gross margin increased to 16.0% of revenue, up from 4.4% in the first quarter of 2019 and up 350 basis points sequentially.
  The Company’s operating income was positive for the quarter, driven by a 317.6% increase in gross profit and a 6.7% decrease in SG&A when compared to the prior-year period. Sequentially, gross profit increased 32.6% while SG&A decreased 7.2%.
  For Sypris Technologies, gross margin increased 390 basis points to 18.2% compared to the prior-year quarter despite lower revenue, while operating income increased 7.0%. Operating margin increased to 8.2% of sales, up from 6.5% for the same period in 2019 and up from 5.4% sequentially.
  For Sypris Electronics, revenue increased 154.4% during the quarter compared to the prior-year period, reflecting the improved availability of electronic components. Gross margin increased to 12.6% of sales, while operating margin increased to 4.7% of revenue. Orders increased 132.6% year-over-year, resulting in a 45.1% increase in backlog.
  During the quarter, Sypris Electronics announced that it had received a new contract award from BAE Systems to manufacture and test electronic power supply modules for a large, mission-critical military program, with production to begin this year.
  Subsequent to quarter end, the Company completed the sale of its 90-year-old former manufacturing facility that was located on approximately 20 acres of land in Louisville, Kentucky, for $1.7 million. The facility had been closed and unoccupied since the fourth quarter of 2017.
  Additionally, the Company secured a $3.6 million loan in May under the Paycheck Protection Program of the Coronavirus Aid, Relief and Economic Securities Act, which will be used to cover payroll costs, rent and utility costs in accordance with the terms and conditions of the loan.

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“While the economic headwinds and disruptions in the quarter had an impact on our results, we are pleased with our performance during the period,” commented Jeffrey T. Gill, President and Chief Executive Officer. “Gross margin for Sypris Technologies increased 390 basis points for the first quarter, despite the reduced demand in the commercial vehicle market and lower energy product sales. We believe that the market diversification Sypris Technologies has accomplished over recent years by adding new programs in the automotive, sport-utility and off-highway markets has benefited and will continue to be of benefit to the Company going forward.

“Revenue for Sypris Electronics increased 154.4% from the prior-year first quarter, reflecting the resolution of some of the challenges we faced during the prior year with shortages of certain electronic components. As shipments rebounded to normal run rates, we continued to focus on improving operational performance.”

Concluding, Mr. Gill said, “Our customer base and the markets we serve are considerably more diversified than at any point in our recent history. With that said, the global macroeconomic environment is experiencing uncertainty and volatility as a result of the COVID-19 outbreak. We are closely monitoring the developments and will act promptly to mitigate the risks to our business as we navigate through these uncertain times.”

First Quarter Results

The Company reported revenue of $22.4 million for the first quarter of 2020, compared to $19.6 million for the prior-year period. Additionally, the Company reported operating income of $0.3 million and a net loss of $0.3 million for the first quarter, or $0.01 per share, compared to an operating loss of $2.7 million and a net loss of $3.0 million, or $0.15 per share, for the prior-year period. Results for the quarter ended April 5, 2020, include pension and foreign exchange related expenses of $0.4 million as compared to $0.1 million in the prior-year comparable period.

Sypris Technologies

Revenue for Sypris Technologies was $13.7 million in the first quarter of 2020, compared to $16.1 million for the prior-year period, primarily reflecting the anticipated cyclical decline in the commercial vehicle market, coupled with the impact of the COVID-19 pandemic. Decreased volumes in the commercial vehicle market and the decline in energy related product sales were partially offset by growth of new programs in the automotive, light truck and sport utility markets. Gross profit for the first quarter was $2.5 million, or 18.2% of revenue, compared to $2.3 million, or 14.3% of revenue, for the same period in 2019.

Sypris Electronics

Revenue for Sypris Electronics was $8.7 million in the first quarter of 2020, compared to $3.4 million for the prior-year period. In the prior year, revenue for the first quarter was negatively impacted by shortages of certain electronic components and extensive lead-time issues in the electronic manufacturing industry. Additionally, the first quarter of 2019 was also impacted by shipments accelerated into the fourth quarter of 2018 as the Company planned for the implementation of a new ERP system effective in January 2019. Many of the challenges faced during the prior year with the electronic component shortages have been resolved and production rebounded to more normal run rates during the first quarter of 2020. Gross profit for the quarter was $1.1 million, or 12.6% of revenue, compared to a loss of $1.4 million, or 42.2% or revenue, for the same period in 2019.

Outlook

Commenting on the future, Mr. Gill added, “Our performance in the first quarter of 2020 improved on both a year-over-year and sequential basis in terms of gross margin and operating income, and our business was not materially impacted by COVID-19 during the period until very late in the quarter. However, the environment is changing rapidly with regard to customers, suppliers and public policy, and we are paying close attention to developments on a daily basis.

“First and foremost, we are focused on the health and safety of our employees, their families and our customers. We are closely monitoring local, state and federal government agencies and will follow all recommendations. The extent and duration of the impacts that COVID-19 may have on our business are not known at this time, but we are monitoring developments in order to be in a position to take appropriate action.

“Our operations have remained open to meet the important needs of our customers who serve defense, energy, transportation and other critical infrastructure industries. We expect the road back for the economy to be a potentially uncertain journey. If accurate, we would anticipate the impact to be felt less on customers in defense-related markets and more on those who serve industrial, consumer and travel-related markets.”

Sypris Solutions is a diversified provider of truck components, oil and gas pipeline components and aerospace and defense electronics. The Company performs a wide range of manufacturing services, often under multi-year, sole-source contracts. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Such statements may relate to projections of the company’s revenue, earnings, and other financial and operational measures, our liquidity, our ability to mitigate or manage disruptions posed by COVID-19, and the impact of COVID-19 and economic conditions on our future operations, among other matters. In March 2020, the President of the United States declared the COVID-19 outbreak a national emergency. COVID-19 continues to spread throughout the United States and other countries across the world, and the duration and severity of its effects are currently unknown. The COVID-19 pandemic has resulted, and is likely to continue to result, in significant economic disruption and has and will likely adversely affect our business. The Company has continued to operate at each location and sought to remain compliant with government regulations imposed due to the COVID-19 pandemic.

Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the impact of COVID-19 and economic conditions on our future operations; possible public policy response to the pandemic, including legislation or restrictions that may impact our operations or supply chain; our ability to comply with the requirements of the SBA and seek forgiveness of all or a portion of the PPP Loan; our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or other assets to fund operating losses; our failure to achieve targeted gains and cash proceeds from the anticipated sale of certain equipment; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; dependence on, retention or recruitment of key employees and distribution of our human capital; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability or environmental claims; our inability to develop new or improved products or new markets for our products; cost, quality and availability of raw materials such as steel, component parts (especially electronic components), natural gas or utilities; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; our inability to regain compliance with the NASDAQ listing standards minimum closing bid price in a timely manner our reliance on a few key customers, third party vendors and sub-suppliers; continued shortages and extensive lead-times for electronic components; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; other potential weaknesses in internal controls over financial reporting and enterprise risk management; failure to adequately insure or to identify environmental or other insurable risks; unanticipated or uninsured disasters, public health crises, losses or business risks; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; volatility of our customers’ forecasts, scheduling demands and production levels which negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; the costs of compliance with our auditing, regulatory or contractual obligations; labor relations; strikes; union negotiations; pension valuation, health care or other benefit costs; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; cyber security threats and disruptions; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	April 5,	March 31,
	2020	2019
	(Unaudited)
Revenue	$22,425	$19,564
Net loss	$(305)	$(3,036)
Loss per common share:
Basic	$(0.01)	$(0.15)
Diluted	(0.01)	(0.15)
Weighted average shares outstanding:
Basic	20,988	20,669
Diluted	20,988	20,669

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended
	April 5,	March 31,
	2020	2019
	(Unaudited)
Net revenue:
Sypris Technologies	$13,717	$16,141
Sypris Electronics	8,708	3,423
Total net revenue	22,425	19,564
Cost of sales:
Sypris Technologies	11,224	13,837
Sypris Electronics	7,610	4,867
Total cost of sales	18,834	18,704
Gross profit (loss):
Sypris Technologies	2,493	2,304
Sypris Electronics	1,098	(1,444)
Total gross profit	3,591	860
Selling, general and administrative	3,223	3,454
Severance, relocation and other costs	91	98
Operating income (loss)	277	(2,692)
Interest expense, net	227	217
Other expense, net	283	51
Loss before taxes	(233)	(2,960)
Income tax expense, net	72	76
Net loss	$(305)	$(3,036)
Loss per common share:
Basic	$(0.01)	$(0.15)
Diluted	$(0.01)	$(0.15)
Dividends declared per common share	$-	$-
Weighted average shares outstanding:
Basic	20,988	20,669
Diluted	20,988	20,669

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	April 5,	December 31,
	2020	2019
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$5,206	$5,095
Accounts receivable, net	8,922	7,444
Inventory, net	19,401	20,784
Other current assets	3,782	4,282
Assets held for sale	2,167	2,233
Total current assets	39,478	39,838
Property, plant and equipment, net	9,687	11,675
Operating lease right-of-use assets	6,727	7,014
Other assets	1,374	1,529
Total assets	$57,266	$60,056
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,686	$9,346
Accrued liabilities	11,624	12,495
Operating lease liabilities, current portion	862	841
Finance lease obligations, current portion	667	684
Note payable - related party, current portion	2,500	-
Total current liabilities	26,339	23,366

Operating lease liabilities, net of current portion	6,672	6,906
Finance lease obligations, net of current portion	2,225	2,351
Note payable - related party	3,967	6,463
Other liabilities	6,756	7,539
Total liabilities	45,959	46,625
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 21,324,618 shares issued and 21,309,580 outstanding in 2020 and 21,324,618 shares issued and 21,298,426 outstanding in 2019	213	213
Additional paid-in capital	154,789	154,702
Accumulated deficit	(117,738)	(117,433)
Accumulated other comprehensive loss	(25,957)	(24,051)
Treasury stock, 15,038 and 26,192 in 2020 and 2019, respectively	-	-
Total stockholders’ equity	11,307	13,431
Total liabilities and stockholders’ equity	$57,266	$60,056

Note: The balance sheet at December 31, 2019, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Three Months Ended
	April 5,	March 31,
	2020	2019
	(Unaudited)
Cash flows from operating activities:
Net loss	$(305)	$(3,036)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	620	691
Non-cash compensation expense	94	111
Deferred loan costs recognized	4	4
Net gain on the sale of assets	(154)	-
Provision for excess and obsolete inventory	40	37
Non-cash lease expense	288	164
Other noncash items	190	(86)
Contributions to pension plans	(34)	(10)
Changes in operating assets and liabilities:
Accounts receivable	(1,478)	758
Inventory	846	(2,486)
Prepaid expenses and other assets	(99)	473
Accounts payable	1,474	(1,187)
Accrued and other liabilities	(772)	40
Net cash provided by (used in) operating activities	714	(4,527)
Cash flows from investing activities:
Capital expenditures	(453)	(348)
Proceeds from sale of assets	288	-
Net cash used in investing activities	(165)	(348)
Cash flows from financing activities:
Finance lease payments	(143)	(146)
Indirect repurchase of shares for minimum statutory tax withholdings	(7)	(49)
Net cash used in financing activities	(150)	(195)
Effect of exchange rate changes on cash balances	(288)	55
Net increase (decrease) in cash and cash equivalents	111	(5,015)
Cash and cash equivalents at beginning of period	5,095	10,704
Cash and cash equivalents at end of period	$5,206	$5,689

Contacts

Anthony C. Allen
Chief Financial Officer
(502) 329-2000